                        , 2015

Aston Funds

120 North LaSalle Street, 25th Floor

Chicago, IL 60602

Re:	Expense Reimbursement Agreement between Aston Funds and Aston Asset Management, LLC dated May 30, 2014 (the “Expense Reimbursement Agreement”)

Ladies and Gentlemen:

Pursuant to Section 4.5 of the Expense Reimbursement Agreement, we are hereby requesting to amend and restate Schedule A to the Expense Reimbursement Agreement to revise the expense limitation of ASTON/Lake Partners LASSO Alternatives Fund. Attached hereto is an Amended and Restated Schedule A to the Expense Reimbursement Agreement.

By acknowledging below, you agree to the Amended and Restated Schedule A to the Expense Reimbursement Agreement in its entirety as attached hereto.

ASTON ASSET MANAGEMENT, LLC

By:
Name:	Stuart D. Bilton
Its:	Chief Executive Officer

Accepted this          day of                     , 2015

ASTON FUNDS

By:
Name:	Gerald F. Dillenburg
Its:	Senior Vice President and Secretary

AMENDED AND RESTATED SCHEDULE A

Fund	Term	Class N	Class I

ASTON/Anchor Capital Enhanced Equity Fund	February 28, 2015	1.40%	1.15%
ASTON/Barings International Fund	February 28, 2015	1.40%	1.15%
ASTON/DoubleLine Core Plus Fixed Income Fund	February 28, 2015	0.94%	0.69%
ASTON/Guardian Capital Global Dividend Fund	April 9, 2015	1.30%	1.05%
ASTON/Herndon Large Cap Value Fund	February 28, 2015	1.30%	1.05%
ASTON/Lake Partners LASSO Alternatives Fund	February 29, 2016	1.40%	1.15%
ASTON/LMCG Emerging Markets Fund	February 28, 2015	1.43%	1.18%
ASTON/LMCG Small Cap Growth Fund	February 28, 2015	1.35%	1.10%
ASTON/Montag & Caldwell Mid Cap Growth Fund	February 28, 2015	1.25%	—
ASTON/Montag & Caldwell Mid Cap Growth Fund	May 31, 2015	—	1.00%
ASTON/Pictet International Fund	April 9, 2015	1.40%	1.15%
ASTON/River Road Dividend All Cap Value Fund II	February 28, 2015	1.30%	1.05%
ASTON/River Road Select Value Fund	February 28, 2015	1.50%	1.25%
ASTON/River Road Independent Value Fund	February 28, 2015	1.42%	1.17%
ASTON/River Road Long-Short Fund	February 28, 2015	1.70%	1.45%
ASTON/Silvercrest Small Cap Fund	February 28, 2015	1.40%	1.15%
ASTON/Fairpointe Focused Equity Fund	February 29, 2016	1.15%	0.90%
ASTON/TAMRO International Small Cap Fund	February 29, 2016	1.50%	1.25%

Amended and Restated July, 1, 2014

Amended and Restated December 18, 2014

Amended and Restated                         , 2015